UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.   )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement.

☐	CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2)).

☐	Definitive Proxy Statement.

☑	Definitive Additional Materials.

☐	Soliciting Material Pursuant to Section 240.14A-11(c) or Section 240.14a-12
NUVEEN GEORGIA PREMIUM INCOME MUNICIPAL FUND (NPG)

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)
Payment of Filing Fee (check the appropriate box):
☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

October 29, 2008
To Nuveen Fund Shareholders:
We recently distributed proxy materials regarding the Annual Meeting of Shareholders to be held on Tuesday, November 18, 2008. Due to a programming error, for joint and certain other accounts, the proxy card that was originally presented to you may not have contained all of the names of the individuals or entities listed on your account.
Please accept our apologies for this omission; a corrected proxy card has been included with this mailing. If you have already submitted a proxy card, it is necessary for you to complete, sign and date the new proxy card. Please note that if your shares are held jointly, each holder must sign the proxy card in order for your vote to be counted at the Annual Meeting.
If you need an additional copy of the Proxy Statement for the Annual Meeting or your Fund’s Annual Report, please contact/call (866) 864-0471.